Exhibit I-3

Black Hills Corporation and Subsidiaries

Existing Contractual Arrangements Among Associate Companies

Provider	Recipient/ Beneficiary	Services	Pricing	Transition Plan	Applicable Rules or Exemptions
Black Hills Corporation	All subsidiaries

Corporate services (e.g., labor relations, employee relations, training and development, policy development and interpretation, compensation, benefits, organizational design, employment and staffing activities, safety and health administration, human resource, information systems, performance management, lease and tenant services for general office building and grounds, employee assistance program administration, relocation services, affirmative action plan and diversity program management, etc.)

			Cost-based allocation	Transfer appropriate functions and personnel to Black Hills Services, Inc., and provide at cost-based rate under service agreement	Rules 87, 88, 90, and 91

Provider	Recipient/ Beneficiary	Services	Pricing	Transition Plan	Applicable Rules or Exemptions
Black Hills Energy, Inc.	Various non-regulated subsidiaries

Administrative support services (e.g., employee relations, training and development, policy development and interpretation, compensation, benefits, organizational design, employment and staffing activities, safety and health administration, human resource, information systems, performance management, lease and tenant services for general office building and grounds, employee assistance program administration, relocation services, affirmative action plan and diversity program management, etc.)

			Cost-based allocation	Transfer appropriate functions and personnel to Black Hills Services, Inc., and provide at cost-based rate	Rules 87, 88, 90, and 91

Provider	Recipient/ Beneficiary	Services	Pricing	Transition Plan	Applicable Rules or Exemptions
Black Hills Energy Resources, Inc.	Various non-regulated subsidiaries of Black Hills Energy Resources, Inc.

Administrative and operational support services (e.g., employee relations, training and development, policy development and interpretation, compensation, benefits, organizational design, employment and staffing activities, safety and health administration, human resource, information systems operation and maintenance incidental to primary functions of employee providing service, performance management, lease and tenant services, etc.)

			Cost-based allocation	No change	Rule 87(b)(1).
Black Hills Exploration and Production, Inc.	Various non-regulated subsidiaries of Black Hills Exploration and Production, Inc.

Administrative support services (e.g., employee relations, training and development, policy development and interpretation, compensation, benefits, organizational design, employment and staffing activities, safety and health administration, information systems operation and maintenance incidental to primary functions of employee providing service, performance management, lease and tenant services, etc.)

			Cost-based allocation	No change	Rule 87(b)(1).

Provider	Recipient/ Beneficiary	Services	Pricing	Transition Plan	Applicable Rules or Exemptions
Black Hills FiberCom, LLC	Black Hills Power, Inc.	Retail telecommunications services	Cost-based rate under regulated retail rate schedule (S. Dakota)	No change	Exempt under Section 34(i) of Act and Rule 81.
Black Hills FiberCom, LLC	Black Hills Power, Inc.	Fiber optic services	Market rate	No change	Exempt under Section 34(i) of Act and Rule 81.

Black Hills Generation, Inc.	Black Hills Power, Inc.	Power marketing and gas procurement	Cost-based allocation	Transfer appropriate functions and personnel to new power marketing subsidiary and provide services at cost-based rate	Rules 87(a)(3), 90(a)(2) and 91 (to the extent not exempt under Rules 80(b) and/or 81).
Black Hills Generation, Inc.	Black Hills Wyoming, Inc.	Power marketing and replacement power procurement	Cost-based allocation	Transfer appropriate functions and personnel to new power marketing subsidiary and provide services at cost-based rate	Rules 87(b)(1), 90(a)(2), and 91 (to the extent not exempt under Rules 80(b) and/or 81).

Provider	Recipient/ Beneficiary	Services	Pricing	Transition Plan	Applicable Rules or Exemptions

Black Hills Generation, Inc.	Various non-utility subsidiaries of Black Hills Generation, Inc.

Administrative support services related to development and operation of non-regulated subsidiaries of Black Hills Generation, Inc. (e.g., employee relations, training and development, policy development and interpretation, compensation, benefits, organizational design, employment and staffing activities, safety and health administration, human resource, information systems operation and maintenance incidental to primary functions of employee providing service, performance management, lease and tenant services, etc.)

			Cost-based allocation	No change	Rule 87(b)(1).
Black Hills Power, Inc.	Various affiliates	Retail electric service	Cost-based rates under regulated retail rate schedules (South Dakota, Wyoming, and Montana)	No change	Exempt under Rules 80(b) and/or 81.
Black Hills Power, Inc.	Black Hills Power, Inc. (marketing function) and various affiliates	Transmission and interconnection service	Cost-based rates under regulated transmission tariff and rate schedules (FERC)	No change	Exempt under Rules 80(b) and/or 81.

Provider	Recipient/ Beneficiary	Services	Pricing	Transition Plan	Applicable Rules or Exemptions
Black Hills Power, Inc.	Various affiliates	Office space leases	Market rate	Transfer functions to Black Hills Services, Inc., and provide at cost-based rate, or retain function and convert to cost-based rate	Rules 87, 88, 90, and 91 if transferred to Black Hills Services. Rules 87(a)(3), 90(a)(2) and 91 if retained by Black Hills Power.
Black Hills Power, Inc.	Various affiliates

Incidental administrative and operational support services associated with unique utility-related expertise and capabilities of Black Hills Power, Inc. (e.g., property management and maintenance services, HVAC services, electrical support services, safety management, inventory management, environmental services, generation and transmission engineering services, facility construction, operation and maintenance services, coal transportation services, facility operational support services, voltage and reactive capacity support, marketing and sales support, etc.)

			Cost-based allocation	No change

Rules 87(a)(3), 90(a)(2) and 91. Incidental administrative and operational support services provided by Black Hills Power to affiliates are same services it provides to itself as part of its utility business. Continuation of such services post-registration will allow Black Hills Power to incidentally provide its personnel and relevant expertise to affiliates without need for inefficient duplication of such expertise outside of Black Hills Power.

Black Hills Power, Inc.	Various affiliates	Incidental specialty services (construction services, pole attachment services, mapping services)	Market rate	Convert to cost-based rate	Rules 87(a)(3), 90(a)(2) and 91.

Provider	Recipient/ Beneficiary	Services	Pricing	Transition Plan	Applicable Rules or Exemptions
Black Hills Power, Inc.	Black Hills Wyoming, Inc.	Wholesale power sales service	Market-based rate under regulated power sales tariff (FERC)	No change	Exempt under Rules 80(b) and/or 81.
Black Hills Power, Inc.	Black Hills Wyoming, Inc.

Incidental operations and maintenance services, engineering and technical support, coal procurement, engineering, information systems, resource and emergency planning, maintenance, quality assurance, management services and support, offsite safety review

			Cost-based rate	No change

Rules 87(a)(3), 90(a)(2) and 91. Black Hills Power provides services to Black Hills Wyoming at shared generating complex at Gillette, Wyoming. Incidental services provided by Black Hills Power to Black Hills Wyoming are same services it provides to itself in its operation of its own generating facility at Gillette complex. Continuation of such services post-registration will allow Black Hills Power to incidentally provide its equipment, personnel, and relevant expertise to Black Hills Wyoming without need for inefficient duplication.

Provider	Recipient/ Beneficiary	Services	Pricing	Transition Plan	Applicable Rules or Exemptions
Black Hills Wyoming, Inc.	Black Hills Power, Inc.	Operational support services (coal handling, voltage and reactive capacity support) in support of activities at Gillette, Wyoming, facilities (coal mines and power generating facilities)	Cost-based rate	No change

Rules 87(a)(3), 90(a)(2) and 91. Black Hills Wyoming provides services to Black Hills Power at shared generating complex at Gillette, Wyoming. Services provided by Black Hills Wyoming to Black Hills Power are same services it provides to itself in its operation of its own generating facility at Gillette complex. Continuation of such services post-registration will allow Black Hills Wyoming to incidentally provide its personnel, equipment, and relevant expertise to Black Hills Power without need for inefficient duplication.

Black Hills Wyoming, Inc.	Black Hills Power, Inc.	Wholesale power sales service	Market-based rate under regulated power sales tariff (FERC)	No change	Exempt under Rules 80(b) and/or 81.

Provider	Recipient/ Beneficiary	Services	Pricing	Transition Plan	Applicable Rules or Exemptions
Daksoft, Inc.	Black Hills Power, Inc.	General IT maintenance, tech support, programming, and other IT and communications services	Market rate	Transfer functions to Black Hills Services, Inc., and provide at cost-based rate.	Rules 87, 88, 90, and 91. Post-registration, Daksoft will be merged or dissolved out of existence
Enserco Energy Inc.	Black Hills Power, Inc.

Physical gas procurement at direction of Black Hills Power (i.e., procurement of physical gas supply and storage service, execution of price hedges, nomination of capacity on transportation pipelines using rights owned by Black Hills Power).

			Market rate	No change

Exemption requested to the extent transactions are not exempt under Rules 80(b) and/or 81. Enserco Energy acts as Black Hills Power’s agent for physical gas procurement and executes procurement and hedging activities at Black Hills Power’s direction.

Enserco Energy Inc.	Affiliated EWGs, QFs, and other non-utility subsidiaries which do not sell power or provide goods or services to Black Hills Power, Inc.

Gas portfolio management and gas procurement and supply (e.g., gas scheduling, imbalance management, storage account management, commodity procurement, real time logistics, forward natural gas pricing information, financial risk management execution, etc.)

			Market rate	No change	Rules 87(b)(1) and 90(d)(1) to the extent transactions are not exempt under Rules 80(b) and/or 81.

Wyodak Resources Development Corporation	Black Hills Power, Inc.	Coal mining and coal supply for generating facilities located at Gillette, Wyoming	Cost-based formula rate under contract approved by state regulators (S. Dakota)	No change

Section 13(b) and Rule 92(b). The cost-based prices for delivered coal sold by WRDC to Black Hills Power are comparable to the market prices for comparable delivered coal available from non-affiliated producers.

Provider	Recipient/ Beneficiary	Services	Pricing	Transition Plan	Applicable Rules or Exemptions
Wyodak Resources Development Corporation	Black Hills Power, Inc.

Incidental routine facility maintenance services at Gillette, Wyoming, energy facilities (e.g., snow removal, noxious weed control/mowing, junk removal (refractory waste), crane service for ash pumps, and conveyor maintenance, vacuum truck services, dust control, fire extinguishing, conveyor maintenance and repair, use of bucket truck, water services, etc.)

			Cost-based allocation	No change

Rules 87(a)(3), 90(a)(2), and 91. WRDC provides services to Black Hills Power at its mine-mouth generating facility at Gillette, Wyoming. Services provided by WRDC to Black Hills Power are same services it provides to itself in its operation of coal mine at Gillette complex. Continuation of such services post-registration will allow WRDC to incidentally provide its personnel, equipment, and relevant expertise to Black Hills Power without need for inefficient duplication.

Wyodak Resources Development Corporation	Black Hills Power, Inc.

Incidental administrative and operational support services in support of Black Hills Power, Inc., Gillette, Wyoming campus (e.g., human resources, environmental services, real estate support services, communications services, etc.)

			Cost-based allocation	Transfer functions to Black Hills Services, Inc., and provide at cost-based rate.	Rules 87(a)(3), 90(a)(2), and 91.

Provider	Recipient/ Beneficiary	Services	Pricing	Transition Plan	Applicable Rules or Exemptions
Wyodak Resources Development Corporation	Black Hills Wyoming, Inc.	Coal mining and coal supply	Market rate	No change	Rules 87(b)(1) and 90(d). Exemption requested to the extent transactions are not exempt from “at cost” pricing requirements under Rule 90(d)(1) and/or 90(d)(2).

Various non-regulated subsidiaries	Various non-regulated QF and EWG subsidiaries	Incidental goods, services, or construction services	Market rate	No change	Rules 87(b)(1) and 90(d)(1).

11